Exhibit 32.2

CERTIFICATION

Pursuant to 18 United States Code § 1350

I, J. Michael Kirksey, Chief Financial Officer of SIRVA, Inc., hereby certify that the Annual Report on Form 10-K for the year ended December 31, 2005 of SIRVA, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 30, 2007	/s/ J. MICHAEL KIRKSEY
J. Michael Kirksey
Chief Financial Officer